[______], 2006

Doubloon Corp.
c/o Pirate Capital LLC
200 Connecticut Avenue, 4th Floor
Norwalk, CT 06854

Maxim Group LLC
As representative of the underwriters
405 Lexington Avenue
New York, NY 10174

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder, officer and/or director of Doubloon Corp., a Delaware corporation (the “Company”), in consideration of Maxim Group LLC (the “Underwriter”) agreeing to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $0.00001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”), hereby agrees as follows (certain capitalized terms used herein are defined in Schedule 1 hereto):

1.           If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall vote (i) all Insider Shares owned by such person in accordance with the majority of the votes cast by the holders of the IPO Shares, and (ii) any Private Placement Shares acquired by the undersigned in the Private Placement, and any shares of Common Stock acquired in or following the IPO, in favor of the Business Combination.

2.           If a Transaction Failure occurs, the undersigned shall take all reasonable actions within such person’s power to cause (i) the Trust Account to be liquidated and distributed to the holders of the IPO shares as soon as reasonably practicable and, in any event, no later than the Termination Date, and (ii) the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”). The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company and hereby further waives any claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and agrees to not seek recourse against the Trust Account for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Account received by the undersigned in respect of such person’s Insider Shares or Private Placement Shares.

3.           The undersigned acknowledges the existence of the Business Opportunity Right of First Refusal Agreement by and among the Company, Pirate Capital LLC and PIRAC I, LLC, dated the date hereof, and agrees to abide by its terms.

4.           The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. that the business combination is fair to the Company’s stockholders from a financial perspective.

5.           Neither the undersigned, any member of the Immediate Family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive, and will not accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination; provided that, commencing on the Effective Date, Pirate Capital LLC (the “Related Party”) shall be allowed to charge the Company $7,500 per month, representing an allocable share of Related Party’s overhead, to compensate it for the Company's use of the Related Party’s offices, utilities and personnel. The Related Party and the undersigned shall also be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6.           The undersigned agrees that none of the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.           The undersigned will, as specified in the Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company, escrow its, his or her Insider Shares for the period commencing on the Effective Date and ending on the earlier of (i) the third anniversary of the Business Combination, or (ii) the date on which the Company gives the escrow agent notice that the Company is being liquidated, at which time the escrow agent will destroy the shares.

8.           The undersigned agrees to be the Chief Executive Officer and a member of the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.  The undersigned’s biographical information furnished to the Company and Maxim and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933.  The undersigned’s questionnaire furnished to the Company and Maxim is true and accurate in all respects.  The undersigned further represents and warrants to the Company and Maxim that:

(a)           The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and such person is not currently a defendant in any such criminal proceeding; and

(c)           The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.           The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as [Name of Executive Officer Position] and a member of the Board of Directors of the Company.

10.           The undersigned acknowledges and understands that Maxim and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

11.           This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date, or (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement.

12.           The undersigned authorizes any employer, financial institution or consumer credit reporting agency to release to Maxim and its legal representatives or agents (including any investigative search firm retained by Maxim) any information they may have about the undersigned’s background and finances (“Information”).  Neither Maxim nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information, and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

13.           This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

14.           No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

(The remainder of this page intentionally left blank. Signature pages to follow.)

Thomas R. Hudson Jr.

ACCEPTED AND AGREED:

MAXIM GROUP LLC

By:
Name:
Title:

ACCEPTED AND AGREED:

DOUBLOON CORP.

By:
Name: Carlton Klein
Title:  Chief Operating Officer

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms of the terms defined.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, stock purchase or other similar type of transaction, or any combination of the foregoing, of one or more operating businesses in the financial services industry or any other industry, having, collectively, a fair market value equal to at least 80% of the Company’s net assets (excluding deferred underwriting discounts and commissions) at the time of such merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“Insiders” shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company’s IPO.

“Insider Shares” shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Private Placement and the Company’s IPO. For the avoidance of doubt, Insider Shares shall not include any Private Placement Shares and any IPO Shares purchased by Insiders in connection with or subsequent to the Company’s IPO.

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to an Insider or otherwise.

“Private Placement” shall mean the private placement by the Company of 200,000 units of securities prior to the IPO.

“Private Placement Shares” shall mean the shares of Common Stock included in the units issued in the Private Placement.

“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 with the SEC, and any amendment or supplement thereto, in connection with the Company’s IPO.

“SEC” shall mean the United States Securities and Exchange Commission.

“Termination Date” shall mean the date that is 90 calendar days immediately following the Transaction Failure Date.

“Transaction Failure” shall mean the failure to consummate a Business Combination within 18 months of the Effective Date (or 24 months after the Effective Date, if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the Effective Date and the Business Combination relating thereto has not yet been consummated within such 18-month period).

“Transaction Failure Date” shall mean the 18-month anniversary of the Effective Date (or the 24 month anniversary of the Effective Date, if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the Effective Date and the Business Combination relating thereto has not yet been consummated within such 18-month period).

“Trust Account” shall mean that certain trust account established by Continental Stock Transfer & Trust Company, as trustee, and in which the Company deposited the “funds to be held in trust,” as described in the Prospectus.

EXHIBIT A

BIOGRAPHY